UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

September 19, 2024

FOCUS UNIVERSAL INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55247	46-3355876
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2311 East Locust Street Ontario, California	91761
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (626) 272-3883

Registrant’s Fax Number, Including Area Code: (917) 791-8877

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	FCUV	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 20, 2024, Focus Universal Inc. (the “Company”) announced that it has received approval from Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) to transfer the listing from the Nasdaq Global Market to the Nasdaq Capital Market. The Company’s securities will be transferred to the Capital Market at the opening of business on September 23, 2024.

As previously disclosed, on March 20, 2024, Focus Universal Inc. (the “Company”), received a letter from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”) notifying the Company that based upon the closing bid price for the last 30 consecutive business days, the Company no longer met the Nasdaq Listing Rule 5450(a)(1) (the “Bid Price Rule”). The Company thereafter had 180 calendar days, or until September 16, 2024, (the “Initial Compliance Date”), to regain compliance with the Bid Price Rule or to transfer to the Nasdaq Capital Market and request an additional 180-day extension to comply with the Bid Price Rule. On September 19, 2024, the Company received a letter from the Staff, notifying the Company that the Company’s securities would be transferred to the Nasdaq Capital Market effective as of September 23, 2024 and afforded another 180 calendar-day extension, or until March 17, 2025 (the “New Compliance Date”).

If, at any time before the New Compliance Date, the bid price of the Company’s security is at least $1 for a minimum of ten (10) consecutive business days, the Staff will provide written confirmation of compliance to the Company and this matter will be closed with respect to the Bid Price Rule.

The Company will continue to actively monitor the closing bid price of its common stock and will evaluate available options, including, without limitation, submitting a transfer application to the Nasdaq Capital Market and/or seeking to effect a reverse stock split, in order to resolve the deficiency and regain compliance with the Bid Price Rule and the MVLS Rule. The Company’s common stock will be listed and traded on The Nasdaq Capital Market during the 180-day compliance period that ends on the New Compliance Date, subject to the Company’s compliance with the other continued listing requirements of the Nasdaq Capital Market.

Notwithstanding the foregoing, however, there can be no assurance that the Company will be able to regain compliance with the Bid Price Rule or will otherwise be in compliance with other applicable Nasdaq listing rules or that the Company will be able to successfully implement a reverse stock split if it decides to pursue one.

Item 7.01	Regulation FD Disclosure.

A press release issued on September 20, 2024 announcing the listing on Nasdaq Capital Market. A copy of that press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release, dated September 20, 2024
104	Cover Page Interactive Data File, formatting Inline Extensible Business Reporting Language (iXBRL).

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 20, 2024

FOCUS UNIVERSAL, INC.

By:	/s/ Desheng Wang
Name:	Desheng Wang
Title:	Chief Executive Officer

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